Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Montreal Services Company, of our report dated July 20, 2009 on our audit of the financial statements of Montreal Services Company as of May 31, 2009 and the related statements of operations, stockholders’ deficiency and cash flows from the period from inception (May 6, 2009) to May 31, 2009, and the references to us under the caption “Experts”.

PARITZ & COMPANY, P.A.
Paritz & Company, P.A.
Hackensack, New Jersey
July 20, 2009